Exhibit 99

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
ANNOUNCES UPDATED EARNINGS GUIDANCE

PHOENIX, ARIZONA - October 15, 2019 - Knight-Swift Transportation Holdings Inc. (NYSE: KNX) today announced updates to its earnings guidance for the third quarter of 2019 and the fourth quarter of 2019 and announced earnings guidance for the first quarter of 2020.

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Based on preliminary results, the company now expects the Adjusted EPS(1) for the third quarter of 2019 will range from $0.47 to $0.48 (which is an update from the previously-announced expectation of $0.54 to $0.57).

•	The company now expects the Adjusted EPS(1) for the fourth quarter of 2019 will range from $0.62 to $0.65 (which is an update from the previously announced expectation of $0.73 to $0.77).

•	The company expects the Adjusted EPS(1) for the first quarter of 2020 will range from $0.42 to $0.46.
The updates to the expected Adjusted EPS ranges for the third and the fourth quarter of 2019 are a result of increased competition within the intermodal market, leading to unexpected reductions in volume and revenue per load, and greater than expected pressure on freight rates, primarily due to an oversupply of truckload capacity. The reduced revenues from these factors, as well as the cost of exiting certain underperforming dedicated business, resulted in lower than expected operating income. We continue to expect a seasonal improvement in demand during the fourth quarter of 2019, however, less robust than originally projected. We believe the rationalization of capacity has accelerated and should lead to a more favorable freight environment in the second half of 2020. Our Adjusted EPS ranges are based on the current freight market, recent trends, and the current beliefs, assumptions, and expectations of management.

(1)
Our calculation of Adjusted EPS starts with US GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.05 for each of the remaining quarters in 2019 and the first quarter of 2020), noncash impairments (which are expected to be zero for the third and fourth quarters of 2019 and the first quarter of 2020), and certain other unusual noncash items (which are expected to be zero for each of the third and fourth quarters of 2019 and the first quarter of 2020).

Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating North America's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to expected Adjusted EPS and the future freight environment. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Forward looking statements are subject to various risks and uncertainties, including, but not limited to current beliefs, assumptions, and expectations of management, and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. Our preliminary results for the third quarter of 2019 have not been subjected to all the review procedures associated with the release of actual financial results and are premised on certain assumptions. Among the other factors enumerated herein, estimates and adjusting entries made during the review process and the completion of all review procedures and preparation of financial statements in accordance with generally accepted accounting principles could cause our actual results for third quarter of 2019 to differ from the preliminary results. Readers should review and consider the factors that may affect future results and other disclosures in the Risk Factors section of Knight-Swift Transportation Holdings Inc.'s Annual Reports on Form 10-K for the year ended December 31, 2018, and various disclosures in our Quarterly Reports on Form 10-Q, press releases, stockholder reports, and other filings with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.
Contact:  David Jackson, President and CEO, or Adam Miller, CFO - (602) 606-6349